EXHIBIT 10.8


                             JOINT VENTURE AGREEMENT

      THIS AGREEMENT mired into this the 11th day of May, 2004, by and between U.S. Canadian Minerals, Inc. ("U.S. Canadian"), of Las Vegas, state of Nevada, and El Capitan Precious Metals, Inc. (El Capitan), of Englewood, state of Nevada.

      WITNESSETH:

      WHEREAS, (U.S. Canadian) is in the business of

      Acquiring and Funding Mining Property                            , and

      WHEREAS, (El Capitan) is in the business of:

      Operating Mining Property                                        , and

      WHEREAS, both parties desire to work together for the purpose of

      Developing the COD Mining Claim

      NOW THEREFORE,, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises and benefits to be derived by the parties, they do hereby agree to the following terms and conditions:

                                   ARTICLE I

                                   FORMATION

SECTION 1.1    Formation and Name.

        1.1.1 FORMATION. The Joint Venturers hereby confirm that they have formed a Joint Venture for the purposes and scope set forth in this agreement.

        1.1.2 NAME. The name of the Joint Venture is and shall continue to be CanEll ("CanEl"). The business and affairs of the Joint Venture shall be conducted solely under that name and under no other unless modified in writing by addendum to this agreement:

SECTION 1.2    PURPOSES and Scope of the Joint Venture.

        The purpose of the Joint Venture is to:

        Explore, operate and otherwise utilize the COD Mining Claim.

SECTION 1.3    PRINCIPAL Place of Business.

         The principal place of business of the Joint Venture shall be Initially located at:

4955 S. Durango, #216, Las Vegas, NV 89113.

SECTION 1.4    TERM.

         The term of the Joint Venture shall commence on the first above written day, and shall continue, unless sooner terminated in accordance with other provisions of this Agreement, until May 11, 2020.

SECTION 1.5    No Partition.

         No Joint Venturer shall have the right and each Joint Venturer hereby agrees not to withdraw from the Joint Venture nor to dissolve, terminate, partition, or liquidate, or to petition a court for the dissolution, termination, partition, or liquidation of the Joint Venture or its assets, except as provided for in this Agreement, and no Joint Venturer at any time shall have the right to petition or to take any action to subject the operation of the Project or any part thereof or the Joint Venture assets or any part thereof to the authority of any court of bankruptcy, insolvency, receivership, or similar proceeding.

                                   ARTICLE II

                    CAPITAL CONTRIBUTIONS, RESERVES, VOTING,
                          FINANCING, AND DISTRIBUTIONS

SECTION 2.1    Joint VENTURE Percentage Interest.

U.S. Canadian shall receive 80% of the interest in the mining claims designated as the COD Mining Claim, currently owned by El Capitan and whose legal description is attached as Exhibit A in exchange for 720,000 newly issued shares of U.S. Canadian. The items in this paragraph are property of the parties and not the joint venture and are not subject to termination or sale to satisfy liabilities of the Joint Venture.

El Capitan shall operate the operations as they relate to the tailings and settlement pond and contribute the equipment needed for such operations. U.S. Canadian shall contribute to the operating capital for 90 days which shall not exceed the wages for 3 or 4 workers, fuel and equipment repair and maintenance, and necessary equipment for operation approved by J.V. Partners. The net profit from the tailings and settlement pond operations shall be split 50-50 among the parties.

SECTION 2.2    ADJUSTMENTS and Interest.

         Unless otherwise approved by the Joint Venturers, no adjustment to the Percentage Interest of any Joint Venturer shall be made except as otherwise provided herein or as a result of a transfer of a Joint Venturer's Joint Venture interest or a portion thereof.

SECTION 2.3    CAPITAL Accounts.

2.3.1 GENERAL. As used herein, the term Capital Account shall refer to the capital account of each Joint Venturer reflecting the value of each Joint Venturer's relative interest in the capital of the Joint Venture. A Capital Account, as defined herein, shall be maintained for each Joint Venturer and shall be subject to adjustment as provided in subsection 2.3.3.

2.3.2 INITIAL CAPITAL CONTRIBUTION AND INITIAL CAPITAL. Upon the execution of this Agreement, the parties shall make contributions as stated in paragraph 2.1 of this Agreement.

SECTION 2.4    Allocations of Profits and Losses to Joint Venturers.

         All profits shall be retailed by U. S, Canadian other than as disclosed in 2.1.

SECTION 2.5    Time LIMIT for Approval

         Where an issue arises needing a vote, such vote shall be given within five (5) calendar days of a written request by the other party for a vote. Should a response not be returned within the stated period, then the vote will be considered in the affirmative.

                                  ARTICLE III

                                   MANAGEMENT

SECTION 3.1    JOINT Venture Manger.

U.S. Canadian is hereby appointed Manager or Venture Manager of the Joint Venture and shall be responsible for the internal operation of the venture. Any direct cost incurred shall be paid out of Joint Venture funds.

SECTION 3.2    Other BUSINESS Activities.

         Nothing herein is to be construed as giving any party an interest in other business of the parties except those construed specifically by this Agreement or incorporated by an amendment hereto.

         The parties mutually acknowledge that each is involved in additional businesses and are not restricted to participating with each other except as stated in the first right of refusal for additional projects.

                                   ARTICLE IV

                                   ACCOUNTING

SECTION 4.1    Books, RECORDS, and Fiscal Year.

4.1.1 GENERAL. The Joint Ventures books and records of account shall be maintained in accordance with generally accepted accounting principles consistently applied on the cash basis and shall be adequate to provide any

Joint Venturer with all financial information as may be needed by any Joint Venturer or any Affiliate of any Joint Venturer for purposes of satisfying the financial reporting obligations of any Joint Venturer or his or its respective affiliate or affiliates. The fiscal year of the Joint Venture shall end on December 31 of each year. The books and records shall be maintained at the Joint Ventures' principal place of business.

SECTION 4.2    Other ACCOUNTING Decisions.

         All accounting decisions and tax elections for the Joint Venture (other than those specifically provided for in other Sections of this Agreement) shall be made from time to time as required and approved by the Venture Manager.

                                   ARTICLE V

                           SALE, TRANSFER, OR MORTGAGE

SECTION 5.1    GENERAL.

         Except as expressly permitted herein, no Joint Venturer shall sell, sign, transfer, mortgage, charge, or otherwise encumber, or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a transfer), any part or all of his or its Joint Venture interest without the prior written approval of the other Joint Venturers, and any attempt to do so shall be void.

5.1.1   PERMITTED TRANSFERS

        (a) Any Joint Venturer may transfer or assign his or its interest in the Joint Venture to any corporation or general partnership that is controlled by such Joint Venturer, or to any limited partnership in which the Joint Venturer would be the general partner, and such transfers or assignments shall not be subject to this SUBSECTION,, but the transferee thereof shall be subject to all the terms and conditions of this Agreement, including without limitation this subsection, and as a condition precedent to any such transfer, such transferee shall enter into a written agreement agreeing to be bound by the terms hereof.

SECTION 5.2    CLOSINGS.

        5.2.1 TERMINATION OF OBLIGATIONS. As of the effective date of any transfer not prohibited hereunder by a Joint Venturer of its entire interest in the Joint Venture, such Venturers' rights and obligations hereunder shall terminate except as to items accrued as of such date and except as to any indemnity obligations of such Joint Venturer attributable to acts or events occurring prior to such date. Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Joint Venturer but shall remain in effect as to the other Joint Venturers. In the event of a transfer of its or his entire Joint Venture, interest by a Joint Venturer to another Joint Venturer, the Joint Venturer to whom such interest is transferred shall indemnify, defend, and hold harmless the Joint Venturer so transferring its or his Joint Venturer interest from and against any and all claims, demands, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards and costs (including reasonable attorneys fees) incurred in or arising directly or indirectly, in whole or in part, out of operation of the business of the Joint Venture, excluding only those matters listed above, if any, accruing prior to the date of such transfer.

SECTION 5.3    WITHDRAWALS.

Each of the Joint Venturers does hereby covenant and agree that it will not withdraw or retire from the Joint Venture, except as a result of a permitted transfer of its entire interest in the Joint Venture pursuant to the terms of this Agreement, and that it will carry out its duties and responsibilities hereunder until the Joint Venture is terminated, liquidated, and dissolved.

                                   ARTICLE VI

                             DEFAULT AND DISSOLUTION

SECTION 6.1    EVENTS of Default.

        6.1.1 DEFINITIONS AND CURE PERIODS. The occurrence of any of the following events shall constitute an event of default (Event of Default) hereunder on the part of the Joint Venturer with respect to whom such event occurs (Defaulter) if within thirty (30) days following written notice of such default from the Joint Venture Manager the Defaulter fails to pay such monies, or in the case of nonmonetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any Act of Insolvency (as hereafter defined in subsection 6.1.2) shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraph.

        (a) the violation by a Joint Venturer of any of the restrictions set forth in Article V of this Agreement upon the right of a Joint Venturer to transfer its Joint Venture interest;

        (b) default in performance of or failure to comply with any other agreements, obligations, or undertakings of a Joint Venturer herein contained.

SECTION 6.2    CAUSES of Dissolution.

        The Joint Venture shall be dissolved only if a Dissolving Event shall occur. A Dissolving Event shall occur when:

        (a) An Event of Defaults has occurred as provided in Section 6.1 and the nondefaulting Joint Venturers elect to dissolve the Joint Venture as provided in Section 6.3 hereof;

         (c) he Joint Venture, by its terms as set forth in this Agreement, is terminated.

SECTION 6.3    ELECTION OF NONDEFAULTING JOINT VENTURER.

        6.3.1 PURCHASE OF DEFAULTERS INTEREST. Upon .the occurrence of an Event of Default by any Joint Venturer (Defaulter), the other Joint Venturers (Nondefaulters) shall have the right to acquire all, but not less than all, of the Joint Venture interest of the Defaulter for cash, except as provided in subsection 6.3.2 hereof, at a price determined pursuant to the appraisal procedure set forth in Article VII, subject to adjustment as otherwise herein set forth. In furtherance of such right, a Nondefaulter (the Electing Nondefaulter) may notify the Defaulter at any time following an Event of Default of its election to institute the appraisal procedure set forth in Article VII. Upon receipt of notice of determination of the fair market value of the Defaulters Joint Venturer interest, the Electing Nondefaulter may notify the Defaulter of its election to purchase the interest of the Defaulter.

        6.3.3 DEFAULTERS RIGHT TO CURE. The right of a Defaulter to cure an Event of Default shall expire upon a Joint Venturer giving to the Defaulter a notice of election to purchase the Defaulters interest in the Joint Venture.

        6.3.4 DISTRIBUTION UPON DISSOLUTION. The assets of the Joint Venture shall be applied or distributed in liquidation upon the happening of a Dissolving Event in the following order of priority:

        (b) in payment of debts and obligations of the Joint Venture to any Joint Venturer;

        (c) to the Joint Venturers is the same manner and in the same priorities and percentages as Net Proceeds are allocated and distributed to the Joint Venturers as set forth herein.

                                  ARTICLE VII

                               GENERAL PROVISIONS

SECTION 7.1    Complete AGREEMENT; Amendment; Notice.

        7.1.1 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parries, and any changes must be made is writing and signed by all parties.

        7.1.2 AMENDMENT. This instrument may be amended or modified only by an instrument of equal formality signed by all of the respective parties hereto.

        7.1.3 NOTICE. All notices under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the Joint Venturers (and where required, to the person required to be copied with the notice) at the addresses herein or at such other address as the addressee may designate in writing, and to the Joint Venture at its principal place of business as sot forth in Section
1.3 hereof, and shall be effective upon receipt (or refusal to accept).

        The addresses for notices to the Joint Venturers are as follows:

U.S. Canadian Minerals, Inc.
4955 S. Durango #216
Las Vegas, NV 89113

El Capitan Precious Metals, Inc.
7315 East Parkview Ave.
Englewood, Co. 80111

SECTION 7.2    ATTORNEYS' Fees.

Should litigation be commenced between the parties hereto or their representatives, or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or as concerning any provision of this Agreement or the rights and duties of any parson or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his or its or their attorneys' fees and court costs in such litigation or in a separate action brought for that purpose.

SECTION 7.3    VALIDITY.

        In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

SECTION 7.4    SURVIVAL of Rights.

        Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives, and permitted successors and assigns.

SECTION 7.5    GOVERNING Law.

        This Agreement has been entered into in the state of Nevada, and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of Nevada, and the venue of any action brought hereunder shall be in Clark County, state of Nevada.

SECTION 7.6    WAIVER.

        No consent or waiver, express or implied, by a Joint Venturer to or of any breach or default by another Joint Venturer in the performance by such other Joint Venturer of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Joint Venturer hereunder. Failure on the part of a Joint Venturer to complain of any act or failure to act of another Joint Venturer or to declare another Joint Venturer in default, irrespective of how long such failure continues, shall not constitute a waiver by such Joint Venturer of its rights hereunder. The giving of consent by a Joint Venturer in any one instance shall not limit or waive the necessity to obtain such Joint Venturer's consent in any future instance.

SECTION 7.7    REMEDIES IN EQUITY.

        The rights and remedies of any of the Joint Venturers hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Joint Venturers confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Joint Venturers that the respective rights and obligations of the Joint Venturers hereunder shall be enforceable in equity as well as at law or otherwise.

SECTION 7.8    INDEMNIFICATION.

        Each Joint Venturer (Indemnifying Venturer) hereby agrees to indemnify and hold the other Joint Venturers and the Joint Venture harmless from and against any and all claims, demands, actions, and rights of action (including attorneys fees and costs) that shall or may arise by virtue of anything done or omitted to be done by the Indemnifying Venturer (through or by its agents, employees, or other representatives) outside the scope of, or in breach of the terms of, this Agreement; provided, however, that the other Joint Venturers shall be notified promptly of the existence of any such claim, demand, action, or cause of action and shall be given reasonable opportunity to participate in the defense thereof. In the event that one Joint Venturer shall be held severally liable for the debts of the joint venture he shall be awarded contribution from the other Venturers so that each Joint Venturer shall only be obligated to pay that portion of such liability as shall be proportion to such Joint Venturers interest in the Joint Venture.

SECTION 7.9    COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

SECTION 7.10   FURTHER ASSURANCES.

        Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above set forth.



         /s/ Rendal Williams, President
         ------------------------------------
         By: Rendal Williams, President
         U.S. Canadian Minerals, Inc.


         /s/ Charles C. Mottley
         ------------------------------------
         By: Charles C. Mottley, President
         El Capitan Precious Metals, Inc.

                                    EXHIBIT A

                                 C.O.D. PROPERTY


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                                           COUNTY RECORDER       B.L.M.
                                                                 A.M.C. NOS.
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CLAIM NAME                            BOOK        PAGE
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JAYNE                                 841         806-907        175025
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KIM                                   841         808-809        175025
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ERIC                                  841         810-811        175015
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MARC                                  841         812-813        175030
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O.J.B.                                841         814-815        175033
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GOLDEN MOON                           841         816-817        175024
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RICO                                  841         834-835        175039
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NOON NO. 1                            841         832-833        175032
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WHITE EAGLE                           841         850-851        175044
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WHITE EAGLE #2                        841         852-853        175045
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REUBE                                 841         848-849        175035
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UNIT                                  841         846-847        175043
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RENO                                  841         844-845        175034
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